Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom (UK) llp

40 Bank Street Canary Wharf London E14 5DS ________ TEL: (020) 7519-7000 FAX: (020) 7519-7070 www.skadden.com September 1, 2022	AFFILIATE OFFICES
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BOSTON
CHICAGO
HOUSTON
LOS ANGELES
NEW YORK
PALO ALTO
WASHINGTON, D.C.
WILMINGTON
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BEIJING
BRUSSELS
FRANKFURT
HONG KONG
MUNICH
PARIS
SÃO PAULO
SEOUL
SHANGHAI
SINGAPORE
TOKYO TORONTO

FREYR Battery
22-24, Boulevard Royal
L-2449 Luxembourg
Grand Duchy of Luxembourg

Re:	FREYR Battery Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special United States counsel to FREYR Battery, a public limited liability company organized under the laws of Luxembourg (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”). The Registration Statement relates to (a) the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of (i) ordinary shares, without nominal value, of the Company (“Ordinary Shares”), (ii) preferred shares of the Company (“Preferred Shares”) which may be issued in one or more series, (iii) debt securities of the Company (“Debt Securities”), which may be issued in one or more series under an indenture (the “Indenture”) proposed to be entered into by the Company and the trustee to be named therein, the form of which is filed as an exhibit to the Registration Statement, (iv)  warrants to purchase Ordinary Shares, Preferred Shares, Debt Securities or other securities of the Company (“Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into by the Company and one or more warrant agents to be named therein, (v) subscription rights to purchase Ordinary Shares, Preferred Shares or Debt Securities (“Subscription Rights”), which may be issued under one or more subscription rights certificates (each, a “Subscription Rights Certificate”) and/or pursuant to one or more subscription rights agreements (each, a “Subscription Rights Agreement”) proposed to be entered into by the Company and one or more subscription agents to be named therein, (vi) purchase units of the Company (“Purchase Units”) comprised of Ordinary Shares, Preferred Shares, Debt Securities, Subscription Rights or Warrants in any combination, which may be issued pursuant to one or more agreements (each, a “Purchase Unit Agreement”) proposed to be entered into by the Company and one or more purchase unit agents to be named therein, and (vii) such indeterminate number of Ordinary Shares or Preferred Shares and indeterminate amount of Debt Securities and such indeterminate number of Purchase Units as may be issued upon conversion, exchange or exercise, as applicable, of any Preferred Shares, Debt Securities, Warrants or Subscription Rights or settlement of any Purchase Units, including such Ordinary Shares or Preferred Shares as may be issued pursuant to anti-dilution adjustments determined at the time of offering (collectively, “Indeterminate Securities”). The Registration Statement also relates to, among others, the sale from time to time by the selling securityholders named in the Registration Statement (collectively, the “Selling Securityholders”) of 10,250,000 warrants of the Company, each exercisable for one Ordinary Share (the “Secondary Warrants”). We have been advised that the Secondary Warrants were issued pursuant to the Warrant Agreement, dated July 7, 2021, between the Company, Alussa Energy Acquisition Corp., a Cayman Islands exempted company and a wholly owned subsidiary of the Company and Continental Stock Transfer & Trust Company (“CST”), as warrant agent (the “Secondary Warrant Agreement”). The Ordinary Shares, Preferred Shares, Debt Securities, Warrants, Subscription Rights, Purchase Units, Secondary Warrants, and Indeterminate Securities offered pursuant to the Registration Statement are collectively referred to herein as the “Securities.”

FREYR Battery
September 1, 2022

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the Registration Statement;

(b) the form of Indenture filed as an exhibit to the Registration Statement;

(c) an executed copy of the Secondary Warrant Agreement; and

(d) the form of Warrant Certificate (included as Exhibit A to the Secondary Warrant Agreement (the “Secondary Warrant Certificate”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Selling Securityholders and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Selling Securityholders and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Selling Securityholders and others and of public officials, and the factual representations and warranties contained in the Secondary Warrant Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York.

FREYR Battery
September 1, 2022

As used herein, “Transaction Documents” means the Indenture and any supplemental indentures and officer’s certificates establishing the terms of the Debt Securities pursuant thereto, the Warrant Agreements, the Subscription Rights Agreements, the Purchase Unit Agreements, the Secondary Warrant Agreement and any applicable underwriting or purchase agreement.

The opinions stated in paragraphs 1 through 5 below presume that all of the following (collectively, the “general conditions”) shall have occurred prior to the issuance of the Securities referred to therein (provided, that, with respect to the Secondary Warrants we assume that conditions (i) and (ii) shall have occurred prior to the sale of such Securities): (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to such Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) the applicable Transaction Documents shall have been duly authorized, executed and delivered by the Company and the other parties thereto, including, if such Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement or purchase agreement with respect thereto; (iv) the Board of Directors of the Company, including any duly authorized committee thereof, shall have taken all necessary corporate action to approve the issuance and sale of such Securities and related matters and appropriate officers of the Company have taken all related action as directed by or under the direction of the Board of Directors of the Company; and (v) the terms of the applicable Transaction Documents and the issuance and sale of such Securities have been duly established in conformity with the articles of association of the Company so as not to violate any applicable law or the articles of association of the Company, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1. With respect to any series of Debt Securities offered by the Company, including any Indeterminate Securities constituting Debt Securities of such series (the “Offered Debt Securities”), when (a) the general conditions shall have been satisfied, (b) the Indenture has been qualified under the Trust Indenture Act of 1939, (c) the issuance, sale and terms of the Offered Debt Securities and related matters have been approved and established in conformity with the applicable Transaction Documents and (d) the certificates evidencing the Offered Debt Securities have been issued in a form that complies with the provisions of the applicable Transaction Documents and have been duly executed and authenticated in accordance with the provisions of the Indenture and any other applicable Transaction Documents and issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, the Offered Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

FREYR Battery
September 1, 2022

2. With respect to any Warrants offered by the Company (the “Offered Warrants”), when (a) the general conditions shall have been satisfied, (b) the Ordinary Shares, Preferred Shares and/or Debt Securities for which the Offered Warrants are exercisable have been duly authorized for issuance by the Company and (c) the certificates evidencing the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement, the Offered Warrants, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

3. With respect to any Subscription Rights offered by the Company (the “Offered Subscription Rights”), when (a) the general conditions shall have been satisfied, (b) the Ordinary Shares, Preferred Shares and/or Debt Securities relating to such Offered Subscription Rights have been duly authorized for issuance by the Company and (c) the Subscription Rights Certificates have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Subscription Rights Agreement, the Offered Subscription Rights, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

4. With respect to any Purchase Units offered by the Company (the “Offered Purchase Units”), when (a) the general conditions shall have been satisfied, (b) the Ordinary Shares, Preferred Shares, Debt Securities, Subscription Rights or Warrants, or any combination thereof, relating to such Offered Purchase Units have been duly authorized for issuance by the Company and (c) certificates evidencing the Offered Purchase Units have been duly executed, delivered and countersigned, in accordance with the provisions of the applicable Unit Agreement, the Offered Purchase Units, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

FREYR Battery
September 1, 2022

5. The Secondary Warrants being sold by the Selling Securityholders constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York. With respect to the Secondary Warrants (a) when the general conditions have been satisfied and (b) assuming that (i) the Secondary Warrants have been duly authorized for issuance by the Company and (ii) the Secondary Warrant Certificates have been duly executed, delivered and countersigned in accordance with the provisions of the Secondary Warrant Agreement, the Secondary Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a) we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws or orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c) except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;

(d) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(e) we do not express any opinion with respect to the enforceability of any provision of any Transaction Document to the extent that such section purports to bind the Company to the exclusive jurisdiction of any particular federal court or courts;

FREYR Battery
September 1, 2022

(f) we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document;

(g) we have assumed that any agent of service will have accepted appointment as agent to receive service of process and call to your attention that we do not express any opinion if and to the extent such agent shall resign such appointment. Further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process;

(h) we have assumed that the choice of New York law to govern the Secondary Warrant Agreement and the Indenture and any supplemental indenture thereto is a valid and legal provision;

(i) we have assumed that the laws of the State of New York will be chosen to govern any Warrant Agreements, Subscription Rights Agreements or Purchase Unit Agreements and that such choice is and will be a valid and legal provision;

(j) we have assumed that the Indenture will be duly authorized, executed and delivered by the trustee in substantially the form reviewed by us, and that any Debt Securities, Warrants, Subscription Rights and Purchase Units that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of any trustee, warrant agent, subscription agent and purchase unit agent, as the case may be;

(k) we have assumed that the Secondary Warrant Agreement has been duly authorized, executed and delivered by the warrant agent in substantially the form reviewed by us, and that the Secondary Warrant Certificates that have been issued have been manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of the warrant agent;

(l) we call to your attention that the opinions stated herein are subject to possible judicial action giving effect to governmental actions or laws of jurisdictions other than those with respect to which we express our opinion;

(m) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document providing for indemnity by any party thereto against any loss in obtaining the currency due to such party under any Transaction Document from a court judgment in another currency;

(n) we have assumed that the choice of a currency other than U.S. dollars as the currency in which the Securities may be denominated does not contravene any exchange control or other laws of the jurisdiction of any such currency, and further we call to your attention that a court may not award a judgment in any currency other than the U.S. dollars; and

(o) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality.

FREYR Battery
September 1, 2022

In addition, in rendering the foregoing opinions we have assumed that, at all applicable times:

(a) the Company (i) is and was duly organized and validly existing and in good standing, (ii) has and had requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Documents;

(b) the Company has and had the corporate power and authority to execute, deliver and perform all its obligations under each of the Transaction Documents;

(c) the Transaction Documents have been duly authorized, executed and delivered by all requisite corporate action on the part of the Company;

(d) neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Securities: (i) conflicted, conflicts or will conflict with the articles of association or any other comparable organizational documents of the Company, (ii) constituted, constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (iii) contravened, contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject or (iv) violated, violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the laws of the State of New York); and

(e) neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Securities, required, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom (UK) LLP